UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2007

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)
(856) 917-1744
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
(a) Merger Agreement
PHH Corporation (“PHH” or the “Company”) today announced that it has entered into a definitive merger agreement (the “Merger Agreement”) dated March 15, 2007 to be acquired (the “Merger”) by GE Capital Solutions, the business-to-business leasing, financing, and asset management unit of General Electric Company (“GE”), in an all cash transaction valued at approximately $1.8 billion. Under the terms of the Merger Agreement, PHH stockholders would receive $31.50 per share in cash at closing, representing a premium of 13.3% over the PHH stock closing price of $27.81 on March 14, 2007.
In conjunction with this transaction, GE has entered into an agreement to sell the mortgage operations of the Company to an affiliate of The Blackstone Group (“Blackstone”), a global private investment and advisory firm.
On the unanimous recommendation of a special committee of the Board of Directors, which comprises all of the independent directors, the Company’s Board of Directors unanimously approved the Merger and recommended its approval by stockholders. A special meeting of stockholders to approve the Merger will be scheduled at a later date.
The Merger is subject to approval by the Company’s stockholders, antitrust, state licensing, and other regulatory approvals, as well as various other closing conditions. Following the closing of the Merger, shares of PHH common stock will no longer be listed on the New York Stock Exchange.
A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K (“Form 8-K”). The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement attached hereto.
The Merger Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such Merger Agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures: (i) exchanged between the parties in connection with the execution of the Merger Agreement and (ii) contained in the disclosure schedules to the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
In connection with the proposed transaction, PHH will file a proxy statement with the Securities and Exchange Commission (“SEC”). Stockholders are strongly advised to read the proxy statement and any other relevant documents filed with the SEC as they become available because they will contain important information about the proposed transaction. Stockholders may obtain a copy of the proxy statement when available along with other documents filed by the Company, free of charge, by contacting PHH Investor Relations: in writing at PHH Corporation, 3000 Leadenhall Road, Mt. Laurel, NJ 08054, by telephone at 856-917-7405, by email at InvestorRelations@phhmail.com, or by accessing the PHH website at www.phh.com, or the SEC website at www.sec.gov.
The Company and its directors, executive officers, and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information regarding the interests of such directors and executive officers in the solicitation will be more specifically set forth in the proxy statement concerning the proposed transaction that will be filed with the SEC. In addition to the proxy statement, PHH files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-3030 for further information on the public reference rooms. PHH’s filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.
(b) Amendment to Rights Agreement
The information disclosed under Item 3.03 of this Form 8-K relating to the Amendment to the Rights Agreement is incorporated herein by reference.

(c) Amendments to Certain Agreements
In order to address certain change in control and assignment provisions contained in certain agreements, the Company and certain of its subsidiaries have entered into agreements providing the necessary third-party waivers and consents to the Merger and related transactions.
     Realogy Corporation
On March 14, 2007, the Company and its subsidiaries, PHH Mortgage Corporation (“PHH Mortgage”) and PHH Broker Partner Corporation (“PHH Member”); Realogy Real Estate Services Group, LLC (formerly Cendant Real Estate Services Group, LLC) (“Realogy Real Estate”), Realogy Services Venture Partner Inc. (formerly known as Cendant Real Estate Services Venture Partner, Inc.) (“Realogy Member”), Century 21 Real Estate LLC (“Century 21”), Coldwell Banker Real Estate Corporation (“Coldwell Banker”), ERA Franchise Systems, Inc. (“ERA”), Sotheby’s International Realty Affiliates, Inc. (“Sotheby’s”), each a subsidiary of Realogy Corporation; TM Acquisition Corp. (“TMAC”); and PHH Home Loans LLC (“PHH Home Loans”) entered into a Consent and Amendment (the “Consent”), which provides for the following:
(i)	consents from the parties under the Realogy Agreements (as defined below) to the Merger and the related transactions contemplated thereby;

(ii)	amendments to certain provisions of the following agreements (together, the “Realogy Agreements”):
(1)	the Amended and Restated Limited Liability Company Operating Agreement of PHH Home Loans (the “Operating Agreement”), dated as of January 31, 2005, by and between PHH Member and Realogy Member, as amended,

(2)	the Strategic Relationship Agreement, dated as of January 31, 2005, among Realogy Real Estate, Realogy Member, the Company, PHH Mortgage and PHH Member,

(3)	the Management Services Agreement (the “Management Agreement”), dated as of March 31, 2006, between PHH Mortgage and PHH Home Loans,

(4)	the Trademark License Agreement (the “License Agreement”), dated as of January 31, 2005, among TMAC, Coldwell Banker, ERA, Century 21 LLC and PHH Mortgage, and

(5)	the Marketing Agreement, dated January 31, 2005, among Coldwell Banker, Century 21, ERA, Sotheby’s and PHH Mortgage; and
(iii)	undertakings as to certain other actions and agreements with respect to the foregoing consents and amendments.
The Consent revises certain change in control, non-compete, fee and other provisions in the Realogy Agreements. The amendments to the Realogy Agreements are effective immediately prior to the closing of the sale of the Company’s mortgage operations to Blackstone. The provisions of the Consent will terminate and be void in the event either the Merger Agreement or the sale of the Company’s mortgage operations is terminated.
     Merrill Lynch Corporation
On March 14, 2007, PHH Mortgage and Merrill Lynch Credit Corporation (“Merrill Lynch”) entered into a Waiver and Amendment Agreement (the “Waiver”), which provides for the following:
(i)	the waiver of Merrill Lynch’s rights in connection with a change in control of the Company and PHH Mortgage under the Merrill Agreements (as defined below) as a result of the Merger and the related transactions contemplated thereby;

(ii)	amendments to certain provisions of the following agreements (together, the “Merrill Agreements”) between Merrill Lynch and PHH Mortgage, which will be effective as of the closing of the sale of the Company’s mortgage operations to Blackstone:
(1)	the Servicing Rights Purchase and Sale Agreement, dated as of January 28, 2000, as amended,

(2)	the Portfolio Servicing Agreement, dated as of January 28, 2000, as amended,

(3)	the Origination Assistance Agreement, dated as of December 15, 2000, as amended,

(4)	the Loan Purchase and Sale Agreement, dated as of December 15, 2000, as amended, and

(5)	the Equity Access and Omega Loan Subservicing Agreement, dated June 6, 2005; and
(iii)	undertakings as to certain other actions, including further negotiation of certain amendments to the Merrill Agreements and other agreements with respect to the foregoing amendments.
The provisions of the Waiver will terminate and be void in the event the Merger Agreement is terminated.
The Realogy Agreements and Merrill Agreements have been previously filed with the Company’s SEC filings.
Item 3.03 Material Modification to Rights of Security Holders
Immediately prior to the execution of the Merger Agreement, on March 14, 2007, the Company entered into an amendment (the “Amendment”) to the Rights Agreement (the “Rights Agreement”), dated as of January 28, 2005, between the Company and The Bank of New York. The Amendment revises certain terms of the Rights Agreement to render it inapplicable to the Merger and the other transactions contemplated by the Merger Agreement.
A copy of the Amendment is attached as Exhibit 4.1 to this Form 8-K. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment attached hereto.
Item 7.01 Regulation FD Disclosure.
On March 15, 2007, the Company issued a press release announcing that it had entered into the Merger Agreement, a copy of which is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
2.1	Agreement and Plan of Merger dated March 15, 2007 by and among General Electric Capital Corporation, a Delaware corporation, Jade Merger Sub, Inc., a Maryland corporation, and PHH Corporation, a Maryland corporation.*

4.1	Amendment to the Rights Agreement dated March 14, 2007 between PHH Corporation and The Bank of New York.

99.1	Press release dated March 15, 2007 issued by PHH Corporation.**

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the SEC upon request.

**	Exhibit 99.1 is being furnished, not filed, with the Form 8-K. Accordingly, Exhibit 99.1 will not be incorporated by reference into any other filing made by the Company with the SEC unless specifically identified therein as being incorporated by reference.

Forward-Looking Statements
This Form 8-K and the Exhibit 99.1 furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
Stockholders and potential investors in PHH Corporation’s securities are cautioned that a number of factors could adversely affect and cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, risks associated with uncertainty as to whether the proposed transaction will be completed, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, costs and potential litigation associated with the proposed transaction, the failure of either party to meet the closing conditions set forth in the Merger Agreement, the extent and timing of regulatory approvals and the risk factors discussed from time to time by the Company in reports filed with the SEC. Many of the factors that will determine the outcome of the subject matter of this Form 8-K are beyond our ability to control or predict. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION
By:	/s/ Clair M. Raubenstine
Name:	Clair M. Raubenstine
Title:	Executive Vice President and Chief Financial Officer

Dated: March 15, 2007